Exhibit 23.1

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion by reference in this Registration Statement on Form S-8 for the issuance of ordinary shares pursuant to awards that may be granted under Garden Stage Limited (the “Company”)’s Equity Incentive Plan, of our report dated July 31, 2024 within the Form 20-F filed, with respect to our audit of the consolidated financial statements of the Company as of March 31, 2024, and for the year ended March 31, 2024, which is referenced in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia

June 10, 2025